UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2024

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market
Securities registered pursuant to Section 12(g) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Indenture and Notes
On December 3, 2024, Astronics Corporation (the “Company”) issued $165,000,000 aggregate principal amount of 5.500% Convertible Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of December 3, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the first date the Notes were issued, up to an additional $15,000,000 aggregate principal amount of the Notes. The Notes issued on December 3, 2024 include $15,000,000 aggregate principal amount of the Notes issued pursuant to the full exercise by the initial purchasers of such option on November 26, 2024.
The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.
The Notes bear interest at a rate of 5.500% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2025. The Notes will mature on March 15, 2030, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding December 15, 2029, noteholders will have the right to convert their Notes only upon the occurrence of certain events. On or after December 15, 2029, noteholders may convert all or any portion of their Notes at any time at their election until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will satisfy its conversion obligations by paying and/or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. In addition, unless the Company elects to settle a conversion by delivering solely shares of its common stock, the conversion value will be determined over an “Observation Period” (as defined in the Indenture) consisting of 50 consecutive trading days. The initial conversion rate is 43.6814 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $22.89 per share of common stock). The conversion rate (and accordingly the conversion price) is subject to adjustment upon the occurrence of certain events. In addition, upon certain corporate events or upon a notice of redemption (as described below), the Company will, under certain circumstances, increase the conversion rate for noteholders who convert their notes in connection with such a corporate event or convert their notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Prior to March 20, 2028, the Notes will not be redeemable. On or after March 20, 2028 and prior to the 51st scheduled trading day immediately preceding the maturity date, the Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, if the last reported sale price per share of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related redemption notice. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If a “Fundamental Change” (as defined in the Indenture) occurs, then, subject to limited exceptions, noteholders may require the Company to repurchase all or any their notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the common stock.
The Indenture contains customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for money borrowed in excess of $20,000,000; (vi) the failure of the Company or any of its significant subsidiaries to pay a final judgment or judgments in excess of $20,000,000 within certain specified time periods and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive Additional Interest (as defined in the Indenture) on the Notes for up to

180 days at a rate per annum equal to 0.25% on the principal amount of the Notes and, thereafter, at a rate per annum equal to 0.50% on the principal amount of the Notes.
The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.
Item 1.02 Termination of a Material Definitive Agreement.
On December 3, 2024, the Company repaid in full all outstanding indebtedness under the credit agreement dated as of July 11, 2024 with HSBC Bank USA, N.A., as agent for the lenders, and the lenders signatory thereto, including certain funds managed by Redwood Capital Management, LLC (the “Term Loan Facility”). The Term Loan Facility payoff consisted of a repayment of a principal amount of approximately $54.9 million, plus accrued but unpaid interest, fees and expenses, including a call premium of 3.00% (or approximately $1.8 million) which satisfied all of the Company’s indebtedness obligations thereunder. Upon consummation of the payoff, the obligations of the Company under the Term Loan Facility and the other Loan Documents (as defined in the Term Loan Facility) were deemed satisfied and paid in full (other than those obligations of the Company, including indemnification obligations, that by their express terms survived the repayment and discharge of the Term Loan Facility and the other Loan Documents). The Company funded the repayment of its obligations under the Term Loan Facility with a portion of the proceeds received from the issuance and sale of the Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company with its security holders where no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock. Initially, a maximum of 9,369,674 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 56.7859 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Neither the Notes nor the underlying common stock (if conversions of the Notes are settled through delivery of common stock) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
4.1	Indenture, dated as of December 3, 2024, between Astronics Corporation and U.S. Bank Trust Company, National Association, as Trustee
4.2	Form of 5.500% Convertible Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated:	December 3, 2024	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer